Exhibit 10.2

ADVERTISING BROKER & SERVICES AGREEMENT

THIS ADVERTISING BROKEaR AND SERVICES AGREEMENT (including all Schedules hereto, this “Agreement”) is entered into as of the 09 day of June, 2017

BETWEEN:

MyDX, Inc. having an address at 6335 Ferris Square Suite B, San Diego, CA 92121 USA (the “Company”)

-       and –

Cellsius Technology Inc., having an address at 9251 Yonge St. Suite 271 Richmond Hill, ON L4C9T3 (the “Consultant”)

IN CONSIDERATION of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE 1
THE SERVICES

The Company hereby engages the Consultant to provide the following services (collectively, the “Services”) upon the terms and conditions set forth herein:

(a)	To assist the Company with respect to online and offline marketing and advertising campaigns, including social media, which may be suitable for the Company and the advertising of its business, with a particular focus on the Company’s product marketing and go to market initiatives.

(b)	To develop a strategy for the Company with respect to securing new subscribers and or sales for products and/or services which may be offered by the Company, including effective means for securing new customers through targeted product landing pages and the “double opt-in” consent process.

(c)	As directed and thereby approved by the Company, to use the Cost Retainer funds in order to purchase and pursue online and/or offline marketing and advertising campaigns, in order to secure new subscribers and or sales for products and/or services which may be offered by the Company and as defined herein in Appendix “A”.

(d)	As requested by the Company, to provide introductions to third-party service providers, including other niche advertising agencies, consultants, internet search engine operators and programmers. In connection with the foregoing, the Company acknowledges and agrees that: it will retain the ultimate responsibility for developing and maintaining any relationships which may arise from the introductions provided by the Consultant from the introduction.

Unless otherwise agreed to in writing by the parties, the Consultant shall not expend more than a total of two hundred (200) hours (the “Performance Threshold Amount”) on providing the Services during the term of this Agreement. The Consultant shall: (i) be solely responsible for maintaining a record of all hours expended providing the Services hereunder (the aggregate number of hours expended by the Consultant performing the Services at any time shall be referred to herein as the “Service Hours”); and (ii) provide reasonable notice to the Company if and when the Service Hours approach the Performance Threshold Amount.

ARTICLE 2

COSTS RETAINER

The Company shall initially be required to make payments in US Dollars as follows:

Upon execution of this agreement, the company will pay an initial cash payment equal to USD $35,000 (Thirty Five Thousand Dollars).

Additionally, on June 23, 2017 USD $35,000 and the balance owed equal to $152,000 will be payable on or before July 23, 2017 for a total amount paid for Cost Retainer and Compensation equal to $222,000.

The initial Cost Retainer will be One Hundred and Eighty Five Thousand dollars ($185,000) and thereafter the Company may, in its sole discretion, transfer to the Consultant (via a bank account designated by the Consultant) an amount of up to $500,000) (such transferred amount being referred to herein as the “Cost Retainer”) for the primary purpose of providing the Consultant with the funds necessary to pay Vendors and perform certain Services. Except as provided in Article 8, the Consultant shall only be permitted to direct funds pursuant to Appendix “A” from the Cost Retainer or otherwise with electronic consent from the Company.

ARTICLE 3

COMPENSATION

The Company agrees to pay the Consultant the following amounts as compensation (collectively, the “Compensation”) for the provision of the Services:

(a)	Cash in the aggregate amount of Thirty Seven Thousand Dollars ($37,000) (the “Initial Contract Amount”) payable to the Consultant (payment being referred to herein as an “Installment Payment”). In the event that this Agreement is terminated for any reason (including, but not limited to, termination by the Company for any violation or alleged violation of this Agreement by the Consultant), the Company agrees to pay to the Consultant, within three (3) business days of such termination, one lump sum payment in the amount which is equal to the Contract Amount less the aggregate of all Installment Payments made by the Company to the Consultant up to the date of such termination. The Company further acknowledges and agrees that: (i) in order to provide the Services effectively, the Consultant must incur significant upfront costs and expenses; and (ii) the Contract Amount is intended to, among other things, reimburse the Consultant for such upfront costs and expenses notwithstanding the fact that the Contract Amount is payable to the Consultant over the term of this Agreement. For greater certainty, this paragraph (a) of Article 3 shall survive termination of this Agreement.

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(b)	In the event that the Company and the Consultant agree in writing that the Consultant shall provide the Services in excess of the Performance Threshold Amount, then, in addition to the Contract Amount, the Company shall pay to the Consultant (i) an hourly fee of two hundred dollars ($200) per hour for each hour of work performing the Services above the Performance Threshold Amount which may be requested by the Company and (ii) Twenty Percent (20%) for all advertising secured and approved by the Company. Any amounts owing to the Consultant under this paragraph (b) shall be paid immediately upon receipt by the Company of an invoice with respect thereto.

Any applicable taxes payable by Company to Consultant shall be in addition to the expenses and the Compensation otherwise payable hereunder. Once any amount representing the Compensation has been paid to the Consultant, such amount shall be irrevocable, non-assessable and considered earned, due and payable to the Consultant without any interests, liens, claims or other encumbrances regardless of any event.

ARTICLE 4

ISSUANCE OF SECURITIES

The Company agrees to pay the Consultant the following amounts as investment compensation (collectively, the “Investment Shares”) as follows:

Within Two business days of execution of this Agreement, the Company shall tender payment (herein referred to as “Investment Shares”) equal to Seventy Five Million shares of the Company’s restricted common stock traded under the ticker symbol MYDX. The Investment Shares once issued and tendered (and physically received by the Consultant) shall be irrevocable and considered earned, due, and payable to the Consultant, without any security interest, liens, claims, or other encumbrances. The Investment Shares shall be issued pursuant to a valid Board of Directors resolution. Consultant does not offer refunds subsequent to commencing performance under this Agreement. Notwithstanding the Company shall reserve the right to redeem the Investment Shares (herein referred to as “Call Option”) in whole, in the event all payments due on the Cost Retainer and Cash Compensation are received on time or no later than within Ten days of the due date as defined above. For avoidance of doubt, in the event a payment is not made within the Ten day grace period, of ANY scheduled payment due date, the Company’s Call Option will expire and the Company shall have no right to redeem the Company common stock regardless of any event. Any remaining balance due under the Cost Retainer and Cash Compensation shall immediately be due and owing and there shall be no right of setoff of any kind with the Investment Shares.

The Securities have been, or will be, duly and validly authorized, validly issued, fully paid and non assessable and on the date of issuance of the Shares upon payment therefore, and if registered pursuant to the Securities Act and resold pursuant to an effective registration statement will be free trading and unrestricted, free and clear of all liens.

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The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials, as finally amended being collectively referred to herein as the “SEC Reports”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports, as amended, complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that such SEC Reports may have been subsequently amended or supplemented to correct such misstatement or omission or to correct information relating to the Company’s internal controls. The SEC Reports (including any amendments thereto or Reports filed after the date hereof) and their exhibits are incorporated by reference herein.

The Company and the Consultant agree that the Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement, to the Company, to an affiliate of a Consultant or in connection with a pledge the Company may require the transferor thereof to provide to the Company with an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement.

Certificates evidencing the Shares will contain substantially the following legend, until such time as such securities are sold pursuant to an exemption from the Securities Act registration requirements:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT’), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

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ARTICLE 5
TERM

This Agreement is effective as of date and year first written above and shall continue in effect until the date that is one (1) year thereafter unless terminated earlier in accordance with Article 12 hereof. In addition to the foregoing, this Agreement will automatically renew and continue for a rolling period of one (1) month unless terminated by either party upon fifteen (15) business days’ prior written notice.

ARTICLE 6

INDEPENDENT CONSULTANT RELATIONSHIP

The Consultant acknowledges and agrees that it is an independent consultant and is not an employee, servant, agent, partner, joint venture or dependent consultant of the Company. The Company shall determine the scope of the Services to be performed by the Consultant as set out in Article 1 but the Consultant shall determine the manner and means (including the legal means) by which it provides the Services. Subject to the understanding that the Consultant will perform the Services in an orderly, competent and skilful manner and in a manner that will promote and not harm the Company’s interests, and except as provided in this Agreement, the Consultant has the right to control and direct the performance of the Services including, among other things, the location and time at which the Services are performed. The Consultant acknowledges and agrees that neither it nor any of its employees, shareholders, principals, subcontracts or agents are to be treated as, or deemed to be, an employee of the Company for any purposes.

ARTICLE 7

NON-EXCLUSIVE SERVICE

The Consultant and the Company agree that during the period that the Consultant is providing the Services to the Company, the Consultant shall be entitled to provide services to any other person, firm or corporation.

ARTICLE 8
EXPENSES

The Company shall be liable to the Consultant for any expenses paid or incurred by the Consultant in connection with providing the Services, provided that any expense in excess of the Cost Retainer shall be approved in advance by the Company via electronic communication. The Consultant shall have the right to deduct any expenses incurred hereunder from the Cost Retainer and, more specifically, to withdraw the corresponding funds for such expenses from the bank account in which the Cost Retainer has been deposited.

ARTICLE 9

EMPLOYEES OF CONSULTANT

The Consultant shall ensure that any of its employees who are assigned to assist in the performance of the Services have such qualifications, skills and experience as are reasonably necessary to enable the Consultant to perform the Services in accordance with this Agreement.

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The Consultant shall be solely responsible for paying any amounts payable to its employees in connection with the Services.

ARTICLE 10

CONFIDENTIALITY

The Consultant agrees that, unless otherwise notified in writing by the Company, the Consultant shall hold in confidence and keep confidential all data, information, documents, correspondence or other material provided by the Company to the Consultant hereunder.

ARTICLE 11

REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to Consultant that:

(a)	The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated herein and otherwise to carry out its obligations hereunder, subject to consents and waiver of anti dilution provisions of various existing shareholders. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by the Board of Directors and all necessary corporate action on the part of the Company and no further action is required by the Company in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies, or (ii) laws relating to the availability of specific performance, injunctive relief or other equitable principles of general application. The Company is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the State of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in any material violation of any of the provisions of its certificate of incorporation, bylaws or other organizational or charter documents.; and

(b)	all data, information, documents, correspondence or other material provided by the Company to the Consultant is (and shall be) factually accurate and not misleading and shall be reviewed and approved by the Company prior to any publication thereof in connection with the provision of the Services.

The Company further acknowledges and agrees that the Consultant is (and shall be) relying on the accuracy of all such data, information, documents, correspondence or other material in providing the Services

The Consultant represents and warrants to the Company that:

(a)	the Consultant has knowledge of, and is experienced in, providing the Services; and

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(b)	the Consultant shall, to the best of its ability, render the Services in a timely and professional manner consistent with industry standards.

ARTICLE 12
TERMINATION

Either party may terminate this Agreement prior to its expiration by giving thirty (30) business days written notice to the other of its intent to so terminate. During the thirty (30) business day period after such notice is sent, the parties shall continue to act toward each other in good faith. In addition, either party may terminate this Agreement on the grounds of material violation of this Agreement by the other party; provided that prior to such termination for material violation, the non-violating party shall provide notice thereof to the violating party and the violating party shall have ten (10) business days to cure the alleged violation. If the violation described in the immediately preceding sentence remains uncured following the noted ten (10) business day cure period, then the non-violating party may terminate this Agreement immediately by providing written notice to the violating party. Notwithstanding any other provision of this Agreement, the Company shall remain liable to the Consultant for all fees and expenses incurred by the Consultant hereunder up to and including the date of termination.

ARTICLE 13

DELAY IN PERFORMANCE

Neither party shall be considered in breach of this Agreement for delays in performance caused by circumstances beyond the reasonable control of the non-performing party. Should such circumstances occur, then the non-performing party shall, within a reasonable amount of time, give written notice to the other party describing the circumstances preventing continued performance and the efforts being made to resume performance. The Consultant shall be granted a reasonable extension of time for any delay in its performance of the Services caused by any such circumstances.

ARTICLE 14

NO AUTHORITY TO BIND THE COMPANY

The Consultant has no authority to enter into contracts or agreements on behalf of the Company. This Agreement does not create a partnership between the parties.

ARTICLE 15
INDEMNITY

Without limiting any other clause of this Agreement, either party (the “Indemnifying Party”) shall indemnify and hold harmless the other party (the “Indemnified Party”) against any claim, demand, action, cause of action, or other demand, by any third party, including the employees, servants and agents of either party, for any alleged loss, liability, damage or expense arising or in any way related or otherwise connected to this Agreement. For greater certainty, the Indemnifying Party agrees to reimburse the Indemnified Party for any and all expenses (including, without limitation, legal fees) incurred by the Indemnified Party in connection with investigating, preparing to defend or defending, or otherwise being involved in any claim, demand, action, cause of action or other demand by any third party or relating, directly or indirectly, to this Agreement.

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ARTICLE 16

LIMITATION OF LIABILITY

Notwithstanding any other provision in this Agreement, including Article 15, the maximum amount of liability of the Consultant under this Agreement shall be limited to the Contract Amount.

ARTICLE 17

NO WARRANTY

The Company hereby acknowledges and agrees that the Consultant makes no warranty of any kind, either express or implied, with respect to the results which may be obtained from the provision of the Services (including, without limitation, the number of new subscribers for products and/or services which may be offered by the Company).

ARTICLE 18
NON WAIVER

The failure of either party to exercise any of its rights under this Agreement at any time does not constitute a breach thereof and shall not be deemed to be a waiver of such rights or a waiver of any subsequent breach.

ARTICLE 19
ASSIGNMENT

In its discretion, the Consultant may assign its rights or obligations under this Agreement without the prior written consent of the Company.

ARTICLE 20

ENTIRE AGREEMENT

This Agreement, including the Schedules hereto, sets forth the entire agreement between the parties and it may not be changed or modified orally. This Agreement may be supplanted, amended, modified or revised only in writing, duly executed by each of the parties.

ARTICLE 21
NOTICES

Where the Company or the Consultant is required to give notice to the other under this Agreement, such notice shall be in writing, and shall be delivered to the other party: (i) by registered mail or by national courier (such as FedEx, Purolator or UPS) at applicable address set forth above; or (ii) by email at the applicable email address set forth below.

Email:   legal@mycellsius.com & Daniel@cdxlife.com

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ARTICLE 22

INTERPRETATION

Headings in this Agreement are included for convenience and are not to be construed as forming part of this Agreement. In this Agreement, the word “it” may be used to refer to an individual and when so used, includes all genders.

ARTICLE 23
SEVERABILITY

If any clause hereof shall be held to be unenforceable, that clause shall be severed from this Agreement and the remaining clauses shall remain in full force and effect.

ARTICLE 24
LAW

This Agreement shall be governed and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

ARTICLE 25

DISPUTE RESOLUTION

The parties agree that, prior to seeking recourse to arbitration, any disputes arising hereunder shall, to the extent possible, be resolved by the following representatives of each of the parties: Daniel Yazbeck shall be the representative for the Company and Rahul Mahale, Account Representative, shall be the representative for the Consultant. To the extent such representatives are unable to resolve the dispute within twenty (20) days following the referral, the dispute will be submitted to binding arbitration in accordance with the provisions of the Arbitration Act, 1991 (Ontario). The arbitration shall be settled by one (1) arbitrator in the City of Toronto, Ontario. The arbitral award shall be final and binding on the parties with no rights of appeal.

ARTICLE 26
CURRENCY

Unless otherwise indicated, all monetary amounts referred to in this Agreement are in the lawful money of the United States of America.

ARTICLE 27

CONTRA PROFERENTUM

Each party acknowledges that it and its legal counsel have reviewed and participated in negotiating the terms of this Agreement, and the parties agree that any rule of construction to the effect that any ambiguity is to be resolved against the drafting party will not be applicable in the interpretation of this Agreement.

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ARTICLE 28

COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which may be delivered to the other party by email and each of which will constitute an original thereof. All counterparts together shall constitute one agreement.

ARTICLE 29

INDEPENDENT LEGAL ADVICE

EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, IT HAS HAD THE OPPORTUNITY TO OBTAIN INDEPENDENT LEGAL ADVICE, AND FURTHER ACKNOWLEDGES THAT IT HAS READ, UNDERSTANDS, AND AGREES TO BE BOUND BY ALL OF THE TERMS AND CONDITIONS CONTAINED HEREIN.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first written above.

MYDX INC.			Cellsius Technology Inc.

/s/ Daniel R. Yazbeck
Chief Executive Officer			Authorized Signing Officer
Authorized Signing Officer

Name:	Daniel R. Yazbeck	Name:	Rahul Mahale

Email:	Daniel@cdxlife.com	Email:	Rahul@mycellsius.com

PRODUCT MARKETING & ADVERTISNG

SCHEDULE “A”

RADIO (3 STATIONS ONTARIO)

NEWSTALK 1010

40 x 30 sec spots

Reaches 866,803 people weekly

TSN RADIO (1050 CHUM)

40 x 30 sec spots

1050 CHUM reaches 444,346 people weekly

Z103.5

50 x 30 sec spots (Popular Top 40 station)

RADIO (2 STATIONS VANCOUVER)

QMFM 103.5

40 x 30 sec spots

Reached 1,405,602 people weekly in its full coverage area.

TSN RADIO AM 1040/ AM 1410

40 x 30 sec spots

40 spots on both stations combined 80 spots

AM 1040 is the flagship sports station in Vancouver that is local sports (Canadian) and AM 1410 syndicates a lot of US sports radio shows. TSN 1040 reaches 315, 361 people weekly and AM1040 reaches 251, 555 listeners weekly.

Market: Toronto/Vancouver

BILLBOARDS (GTA)

9 premium super boards across Toronto including 1 on Gardiner Expressway.

MAGAZINE

TORONTO LIFE (Popular Lifestyle Magazine) 90,000 + circulation

Full page color in Toronto Life

STREAMING TELEVISION

(CP24.com, BNN.com, TSN.ca, toronto.CTVnews.ca)

(300,000 + weekly impressions)

Total: $185,000 USD